Exhibit 99

Form 4 Joint Filer Information

Name:  Morgenthaler Management Partners V, LLC

Address:  2710 Sand Hill Road
          Suite 100
          Menlo Park, CA 94025

Designated Filer:  Morgenthaler Venture Partners V, L.P.

Issuer & Ticker Symbol:  Thermage, Inc. (THRM)

Date of Event Requiring Statement:  11/10/2006

Signature:  /s/ Theodore A. Laufik, Chief Financial Officer